UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2023

Invivyd, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 819-0080

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IVVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2023, the Board of Directors (the “Board”) of Invivyd, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board from eight (8) directors to nine (9) directors and appointed Sara Cotter as a director to fill the resulting vacancy, effective immediately, with her term expiring at the Company’s 2024 annual meeting of stockholders.

Ms. Cotter’s compensation as a director will be consistent with the compensation provided to all of the Company’s non-employee directors. Under the Company’s current non-employee director compensation policy, Ms. Cotter will receive an annual cash retainer of $40,000 for her Board service. Ms. Cotter was granted a nonqualified option to acquire 100,000 shares of common stock of the Company (the “Common Stock”), with such grant vesting over a three-year period, with one-third of the shares vesting on the first anniversary of July 25, 2023 (the “Grant Date”) and 1/36th of the total shares vesting in substantially equal monthly installments thereafter, such that the option is fully vested on the third anniversary of the Grant Date, subject to Ms. Cotter’s continuous service with the Company through each such vesting date. The option is exercisable for 10 years from the Grant Date and has the same per share exercise price as the closing sales price of the Common Stock on the Nasdaq Stock Market on the Grant Date. The option is subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan, as amended.

The Company and Ms. Cotter also entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K (File No. 001-40703) filed with the U.S. Securities and Exchange Commission on March 23, 2023. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify each director for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their service as a director of the Company.

There is no arrangement or understanding between Ms. Cotter and any other person pursuant to which Ms. Cotter was appointed a director of the Company. There are no relationships or transactions in which Ms. Cotter has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 27, 2023, the Company issued a press release announcing Ms. Cotter’s appointment to the Board. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVYD, INC.

Date: July 27, 2023	By:	/s/ Jill Andersen
Jill Andersen
Chief Legal Officer and Corporate Secretary